ORIGIN BANCORP, INC. 1Q TWENTY20 OVERVIEW PRESENTATION ORIGIN BANCORP, INC. _______

FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc.'s ("Origin" or the "Company") future financial performance, business and growth strategy, projected plans and objectives, including any expected purchases of its outstanding common stock, and related transactions, and other projections based on macroeconomic and industry trends, including expectations regarding the impact of and efforts to respond to the COVID-19 pandemic, interest rate cuts by the Federal Reserve and the impact of those cuts and responses on Origin's results of operations, and expectations regarding the Company's liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin's control. Statements preceded by, followed by or that otherwise include the words "assuming," "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect the Company's future results and cause actual results to differ materially from those expressed in the forward-looking statements include: the duration and impacts of the COVID-19 global pandemic and efforts to contain its transmission, including the effect of these factors on Origin's business, customers and economic conditions generally; deterioration of Origin's asset quality; factors that can impact the performance of Origin's loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions; changes in the value of collateral securing Origin's loans; business and economic conditions generally and in the financial services industry, nationally and within Origin's primary market areas; Origin's ability to prudently manage its growth and execute its strategy; the effectiveness of Origin's risk management framework and quantitative models; changes in management personnel; Origin's ability to maintain important customer relationships; volatility and direction of market interest rates; increased competition in the financial services industry; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; an increase in unemployment levels and slowdowns in economic growth; Origin's level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin's loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; Origin's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations; the effects of weather and natural disasters such as widespread illnesses, public health outbreaks, including the COVID-19 pandemic, floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and manmade disasters; and system failures, cybersecurity threats and/or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Origin's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and any updates to those sections set forth in Origin's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin's underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin's behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Many of these risks and uncertainties are amplified by or may, in the future, be amplified by, the outbreak of the COVID-19 pandemic and the impact of varying social, economic and governmental responses. Origin reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures used in managing its business may provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to evaluate the Company's operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Origin's results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation:   • Tangible common equity is defined as total common stockholders' equity less goodwill and other intangible assets, net • Tangible book value per common share is determined by dividing tangible common equity by common shares outstanding at the end of the period 2 • Pre-tax pre-provision earnings is net income before adjusting for income tax expense and provision for credit losses ORIGIN BANCORP, INC. _______

UNIQUE BY DESIGN At Origin, we believe our culture is a differentiator across our footprint. It defines all that we do and permeates throughout our organization. We believe it allows us to attract the best bankers in our markets, and it drives our philosophy of relationship-based banking. From our mission, vision and values to our brand promise and standards, our culture is the foundation of our success. OUR CORE VALUES DIRECTOR OF CULTURE STRATEGIES CULTURE DAY FOR NEW HIRES Our Foundation Is Trust: CULTURE COUNCIL O Earn It Every Day Recognize & Encourage Strong PROJECT ENRICH R Work Ethic & Individual Initiative THE BLUE PRINT Innovative, Flexible & Forward I Thinking DREAM MANAGER Genuine Respect for Yourself & G Others ORIGIN EXPERIENCE Individual & Corporate Commitment I to our Communities RETURN ON QUALITY N Never Compromise our Integrity 3 ORIGIN BANCORP, INC. _______

KEY HIGHLIGHTS EXPERIENCED LEADERSHIP AND STRONG INSIDER OWNERSHIP 9 19 6 TRACK RECORD OF ORGANIC GROWTH 9 ATTRACTIVE FOOTPRINT STRONG DEPOSIT FRANCHISE DIVERSIFIED REVENUE STREAMS DOLLARS IN MILLIONS DALLAS - FORT WORTH HOUSTON Entry: 2008 Entry: 2013 Loans: $1,626 Loans: $928 PROVEN CREDIT CULTURE Deposits: $1,008 Deposits: $840 ACROSS LOAN PORTFOLIO Banking Centers: 9 Banking Centers: 9 NORTH LOUISIANA CENTRAL MISSISSIPPI POTENTIAL OPPORTUNISTIC M&A Entry: 1912 Entry: 2010 Loans: $1,284 Loans: $643 Deposits: $2,003 Deposits: $705 Banking Centers: 19 Banking Centers: 6 4 ORIGIN BANCORP, INC. _______

FINANCIAL RESULTS - FIRST QUARTER 2020

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

Balance Sheet	March 31 2020	December 31 2019	March 31 2019	Linked Qtr $ Δ	Linked Qtr % Δ	YoY $ Δ	YoY % Δ
Total Loans Held For Investment ("LHFI")	$ 4,481,185	$ 4,143,195	$ 3,838,343	$ 337,990	8.2 %	$ 642,842	16.7 %
Total Assets	6,049,638	5,324,626	4,872,201	725,012	13.6 %	1,177,437	24.2 %
Total Deposits	4,556,246	4,228,612	3,898,248	327,634	7.7 %	657,998	16.9 %
Tangible Common Equity[1]	575,390	567,722	535,625	7,668	1.4 %	39,765	7.4 %
Book Value per Common Share	$ 25.84	$ 25.52	$ 23.92	$ 0.32	1.3 %	$ 1.92	8.0 %
Tangible Book Value per Common Share[1]	$ 24.51	$ 24.18	$ 22.56	$ 0.33	1.4 %	$ 1.95	8.6 %
Income Statement							
Net Interest Income	$ 42,810	$ 44,095	$ 42,026	$ (1,285)	(2.9)%	$ 784	1.9 %
Provision for Credit Losses	18,531	2,377	1,005	16,154	N/M	17,526	N/M
Noninterest Income	12,144	10,818	11,604	1,326	12.3 %	540	4.7 %
Noninterest Expense	36,097	36,534	35,381	(437)	(1.2)%	716	2.0 %
Net Income	753	12,827	14,155	(12,074)	(94.1)%	(13,402)	(94.7)%
Pre-Tax Pre-Provision Earnings[1]	18,857	18,379	18,249	478	2.6 %	608	3.3 %
Diluted EPS	$ 0.03	$ 0.55	$ 0.60	$ (0.52)	(94.5)%	$ (0.57)	(95.0)%
Dividends Declared per Common Share	$ 0.0925	$ 0.0925	$ 0.0325	$ —	— %	$ 0.06	184.6 %
Selected Ratios							
NIM - FTE	3.44%	3.58%	3.80%	-14 bp	(3.9)%	-36 bp	(9.5)%
Efficiency Ratio	65.69%	66.53%	65.97%	-84 bp	(1.3)%	-28 bp	(0.4)%
ROAA (annualized)	0.06%	0.97%	1.18%	-91 bp	(93.8)%	-112 bp	(94.9)%
ROAE (annualized)	0.50%	8.51%	10.25%	-801 bp	(94.1)%	-975 bp	(95.1)%

[1] As used in this presentation, tangible common equity, tangible book value per common share, and pre-tax pre-provision earnings are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see slide 28 of this presentation.

ORIGIN BANCORP, INC.
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COVID - 19 RESPONSE* • In addition to having our employees work from home, our drive- thrus remain open and our employees are accepting one-on-one appointments with customers on an as needed basis “Challenging times create the opportunity for our collective character, • Activated our Pandemic Response Plan core values and vision to make a real • Daily monitoring of information from federal and state difference in the lives of our co- governments and the Centers for Disease Control workers, clients and communities. As • Providing timely internal and external communications in our friends and clients are stressed, response to news events and new information let’s serve them as trusted financial advisors. Let’s be nimble, responsive, • Direct conversations with congressional leaders and banking associations related to pandemic related legislation flexible and loyal for our customers. Let’s be proactive in taking care of our • Proactive conversations between bankers and customers to offer clients so that they can experience the constructive solutions real difference of being with Origin. • Established a SBA Paycheck Protection Program ("PPP") task Let’s create long-term unwavering force and approved over $565 million in loans under this program as a result of the Coronavirus Aid, Relief and Economic Security loyalty by our actions and character ("CARES") Act as of April 30, 2020 during these challenging times."  • Offering expanded SBA program as a result of the CARES Act --Lance Hall, President & CEO, • Tracking pandemic impacted relationships and general economic Origin Bank conditions in our markets • Offering forbearance/modification agreements to customers affected by COVID-19 * Please see the Coronavirus (COVID-19) section of the Origin earnings release dated April 22, 2020, for further key COVID-19 initiatives. 6 ORIGIN BANCORP, INC. _______

Our LA As of 4/30/2020 Markets* State of LA Cases Reported 2,908 28,711 Deaths Reported 169 1,927 Source: Louisiana Department of Health * Our LA markets include Caddo, Bossier, Lincoln, Union, Ouachita and Morehouse parishes. 7 ORIGIN BANCORP, INC. _______

SUPPORTING OUR CUSTOMERS

DOLLARS IN THOUSANDS

COVID-19 LHFI Forbearances at 04/30/2020

Industry	Total Loan ($)	Avg Loan ($)	# of Loans
Real estate rental/leasing	$274,864	$662	415
Healthcare	114,578	979	117
Restaurants	72,376	822	88
Hotels and Motels	60,524	3,362	18
Retail and Wholesale	59,596	754	79
Construction	52,481	691	76
Transportation/Warehousing	33,160	691	48
Other	212,603	530	401
Total	$880,182	$709	1,242

- Forbearances generally are 90 day extensions, and currently represent 17.3% of total LHFI at April 30, 2020.
- PPP weighted average fee rate: 2.97%
- Over 2,700 loans in PPP
- Over $517 million PPP funded as of April 30, 2020.
- Over 49,000 employees at companies receiving funds through the PPP

SBA Paycheck Protection Program Activity

Industry	Total Loan ($)	Avg Loan ($)	# of Loans
Professional Services	$81,565	$177	460
Construction	61,121	227	269
Healthcare	56,783	147	387
Manufacturing	51,495	440	117
Hotels and Motels	50,446	721	70
Finance/Insurance	49,583	376	132
Retail and Wholesale	41,571	192	282
Restaurants	32,184	228	141
Other	141,043	154	914
Totals	$565,791	$204	2,772

Loan Origination Pool	Total $ Applied For	Expected Fees
< $350,000	$163,904	$8,195
$350,000 - $2,000,000	230,552	6,917
> $2,000,000	171,335	1,713
Totals	$565,791	$16,825

ORIGIN BANCORP, INC.
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WELL DIVERSIFIED LOAN PORTFOLIO DOLLARS IN MILLIONS Loan Composition(1) at 03/31/2020: $4,481 C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: $2,474 Mtg. Warehouse: 10% Finance & Insurance: 6% Real Estate & Transportation: 3% Construction: 10% Retail Shopping: 3% Owner Banks: 3% Restaurants: 2% Commercial & Occupied Industrial Construction/ Energy: 2% ("C&I"): 32% Land/Land Healthcare: 2% Development Customer Services: 2% ("C&D"): 3% Professional Services: 1% Government & Education: 1% Wholesale Distribution: 1% Commercial Services: 1% Owner Entertainment: 1% Residential Occupied CRE: (2) Real Estate and 10% Other Sectors: 7% Consumer: 16% Mtg. Warehouse: Non-Owner Occupied C&D and CRE: $1,283 10% Non-Owner Non-Owner Occupied CRE: Occupied 19% C&D: 10% C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: 55% Other Sectors(2): 6% Finance & Insurance: 1% Non-Owner Occupied C&D and CRE: 29% Hotels: 1% Restaurants: 1% Real Estate & Multifamily: 2% Construction: 10% Retail Shopping: 2% Healthcare: 6% (1) Does not include loans held for sale. (2) Other sectors individually less than 1%. 9 ORIGIN BANCORP, INC. _______

LOAN PORTFOLIO COLLATERAL DIVERSIFICATION DOLLARS IN MILLIONS Total LHFI at 03/31/2020: $4,481 C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: $2,474 Other: 1% Accounts Receivable / Inventory: 15% Unsecured: 4% Real Estate: 11% Cash & Investments: 4% Equipment: 5% Notes Receivable: 15% Equipment: 5% Cash & Investments: 4% Notes Receivable: Unsecured: 4% (1) 15% Other: 1% Real Estate: 56% Accounts Receivable / Non-Owner Occupied C&D and CRE: $1,283 Inventory: 15% Other: 3% Land & Land Development: 3% Office: 6% Healthcare: 6% Retail: 5% Hotel: 1% Multifamily: 3% Industrial: 2% (1) Other represents loan collateral that is individually less than 1% of the total. 10 ORIGIN BANCORP, INC. _______

DEEP DIVE - SELECTED SECTORS LHFI at 03/31/2020 All Other LHFI: 77.8% • LHFI ended the quarter at $4.48 billion, an increase of $338.0 million, or 8.2%, compared to the end of 2019. • Six sectors analyzed account for 22.2% Hotels: 1.4% of total LHFI. Energy: 1.9% Transportation: 2.7% • Approximately 55% of LHFI are Restaurants: 3.0% associated with C&I, Owner Occupied Retail: 4.7% CRE and Mortgage Warehouse. Healthcare: 8.5% LHFI-Sectors Outstanding Allowance Wtd. Avg. (dollars in thousands) Balance Amount Avg loan size Risk Rating Past Due NPL Selected sectors * $992,718 $19,550 $786 4.32 1.97% $23,281 All other LHFI 3,488,467 36,513 346 3.98 0.90 9,751 Total LHFI $4,481,185 $56,063 $395 4.06 1.14% $33,032 * Selected sectors include healthcare, retail, restaurants, transportation, energy and hotels. 11 ORIGIN BANCORP, INC. _______

HEALTHCARE SECTORS Healthcare Portfolio at 03/31/2020 All Other Healthcare: 9% Healthcare Stats: Offices of Assisted Healthcare Living • Balance represents 8.5% of total LHFI Professionals: Facilities: 31% 14% • Healthcare Sector DSCR: 1.51x $381.8M • Healthcare Sector LTV: 41% CRE Healthcare: 17% Nursing Care Facilities: 29% Healthcare Sub-Sectors # of Total Outstanding Avg. Loan Allowance Wtd. Avg. (dollars in thousands) Loans Commitment Balance Size Amount Risk Rating Past Due NPL Assisted Living (1) 16 $143,493 $118,790 $7,424 $5,837 4.82 8.58% $10,196 Nursing Care 38 111,398 109,554 2,961 1,256 4.49 — — CRE Healthcare 23 71,923 64,227 2,792 279 4.00 — — Offices of Healthcare Professionals 294 62,526 53,514 185 605 4.24 0.69 222 All Other Healthcare (2) 83 41,868 35,712 441 1,002 4.94 3.54 1,000 Total Healthcare 454 $431,208 $381,797 $854 $8,979 4.52 3.10% $11,418 (1) Past dues excluding NPLs for Assisted Living, which is one relationship, is 0%. (2) Past dues excluding NPLs for All Other Healthcare, which is one relationship, is 0.74%. 12 ORIGIN BANCORP, INC. _______

RETAIL SHOPPING SECTORS Retail Shopping Portfolio at 03/31/2020 Retail Shopping: 13% Retail Shopping Stats: • Balance represents 4.7% of total LHFI • Retail shopping sector DSCR: 1.41x • Retail shopping sector LTV: 36% CRE Retail $212.9M Stores: 28% National Credit Tenant: 59% Retail Shopping Sub-Sectors # of Total Outstanding Avg. Loan Allowance Wtd. Avg. (dollars in thousands) Loans Commitment Balance Size Amount Risk Rating Past Due NPL CRE Retail Stores 37 $62,165 $59,678 $1,613 $1,244 4.21 —% $4,150 National Credit Tenant 51 152,630 125,632 2,513 736 3.86 — — Retail Shopping 199 38,391 27,583 148 437 4.30 1.65 525 Total Retail 287 $253,186 $212,893 $777 $2,417 4.02 0.21% $4,675 13 ORIGIN BANCORP, INC. _______

RESTAURANT SECTORS Restaurant Portfolio at 03/31/2020 Restaurant Stats: Limited-Service Restaurant: 21% • Balance represents 3.0% of total LHFI Full Services • Restaurant sector DSCR: 1.40x Restaurant: $132.4M 43% • Restaurant sector LTV: 54% • Restaurant sector past due: 0% • Restaurant sector NPL: $0 CRE Restaurant: 36% Restaurant Sub-Sectors # of Total Outstanding Avg. Loan Allowance Wtd. Avg. (dollars in thousands) Loans Commitment Balance Size Amount Risk Rating Past Due NPL Full Service Restaurants 112 $68,645 $57,210 $561 $1,313 4.52 —% $— CRE Restaurant 48 50,565 47,161 983 289 4.06 — — Limited-Service Restaurant 41 28,451 28,059 684 431 4.42 — — Total Restaurant 201 $147,661 $132,430 $693 $2,033 4.34 —% $— 14 ORIGIN BANCORP, INC. _______

TRANSPORTATION SECTORS Transportation Portfolio at 03/31/2020 Airlines & Aircraft Transportation Stats: Operations: 17% • Balance represents 2.7% of total LHFI Trucking & All Other • Transportation sector DSCR: 4.11x Transportation: 41% $119.5M • Transportation sector LTV: 56% Barge Service: 42% Transportation Sub-Sectors # of Total Outstanding Avg. Loan Allowance Wtd. Avg. (dollars in thousands) Loans Commitment Balance Size Amount Risk Rating Past Due NPL Trucking & All Other Transportation 200 $82,200 $48,643 $266 $826 4.10 0.15% $11 Barge Service 15 51,925 50,490 3,366 700 3.31 — — Airlines and Aircraft Operations (1) 20 21,031 20,415 1,021 350 5.19 23.84 4,867 Total Transportation 235 $155,156 $119,548 $548 $1,876 3.95 4.13% $4,878 (1) Past dues excluding NPLs for Airlines & Aircraft Operations is 0%. 15 ORIGIN BANCORP, INC. _______

ENERGY SECTORS Energy Portfolio at 03/31/2020 Midstream: 15% Energy Stats: • Balance represents 1.9% of total LHFI • No Exploration & Production lending exposure $82.8M • Energy sector DSCR: 12.36x • Energy sector LTV: 78% Services: 85% Energy Sub-Sectors # of Total Outstanding Avg. Loan Allowance Wtd. Avg. (dollars in thousands) Loans Commitment Balance Size Amount Risk Rating Past Due NPL Midstream 27 $24,000 $12,830 $513 $314 4.00 —% $— Services (1) 85 103,969 69,956 972 3,514 4.90 3.30 2,311 Total Energy 112 $127,969 $82,786 $853 $3,828 4.76 2.79% $2,311 (1) Past dues excluding NPLs for Energy Services is 0%. 16 ORIGIN BANCORP, INC. _______

HOTEL SECTORS Hotel Portfolio at 03/31/2020 Bed-and-Breakfast Inns: 2% Boutique & Independent: 6% Hotel Stats: IHG: 5% • Balance represents 1.4% of total LHFI Hilton: 30% • Hotel sector DSCR: 1.40x Choice: 12% • Hotel sector LTV: 41% $63.3M • Hotel sector past due: 0% Hyatt: 18% • Hotel sector NPL: $0 Marriott: 27% • No conference center hotels Hotels & Motels (by flag): 98% Hotel Sub-Sectors # of Total Outstanding Avg. Loan Allowance Wtd. Avg. (dollars in thousands) Loans Commitment Balance Size Amount Risk Rating Past Due NPL Bed-and-Breakfast Inns 7 $1,054 $1,052 $150 $30 5.18 —% $— Hotels & Motels 31 64,585 62,212 2,145 387 4.15 — — Total Hotel 38 $65,639 $63,264 $1,757 $417 4.17 —% $— 17 ORIGIN BANCORP, INC. _______

ASSET QUALITY TRENDS LHFI 1.93% 1.92% 1.65% 1.57% 1.67% 1.14% 0.99% 0.79% 0.76% 0.80% 0.75% 0.72% 0.75% 0.72% 0.74% 0.29% 0.26% 0.11% (0.06)% 0.07% 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 Nonperforming LHFI / LHFI Past due LHFI / LHFI Net Charge-Offs / Average LHFI (annualized) Classified Loans / LHFI CECL CECL Adoption Reserve Economic Drivers: (dollars in thousands) 12/31/2019 Impact 01/01/2020 Build 03/31/2020 Commercial real estate $10,013 $(5,052) $4,961 $4,293 $9,254 • Shrinking U.S. economy in 2020 Construction/land/land development 3,711 1,141 4,852 202 5,054 Residential real estate 6,332 (2,526) 3,806 689 4,495 Commercial and industrial 16,960 7,296 24,256 11,567 35,823 • Rapidly rising unemployment rate Mortgage warehouse lines of credit 262 29 291 488 779 Consumer 242 360 602 56 658 Key source: Moody's Analytics Total $37,520 $1,248 $38,768 $17,295 $56,063 % of LHFI 0.91% 0.94% 1.25% 18 ORIGIN BANCORP, INC. _______

NET INTEREST INCOME AND NIM TRENDS DOLLARS IN THOUSANDS • Net interest income decreased $1.3 million in 1Q2020 from 4Q2019, Yield on LHFI and increased $784 thousand in1Q2020 from 1Q2019. • Asset sensitive balance sheet lead to quarterly NIM compression of 5.50% 5.50% 14 bps in 1Q2020 from 4Q2019. 5.31% 4.95% 4.85% 5.28% 5.29% 5.23% • While the average 1M LIBOR and average Prime Rate both declined 4.83% 39 bps between 1Q2020 and 4Q2019, average yields on LHFI only 4.44% 2.50% 2.44% fell 10 bps during the same period. 2.18% 1.79% 1.40% • Cost of interest bearing deposits declined 16 bps during 1Q2020, while lower average NIB deposits during 1Q2020 led to a lesser decline in cost of total deposits (9 bps). 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 Yield on LHFI Avg. 1M LIBOR $44,622 $44,095 $42,969 $42,810 $42,026 Avg. Prime Rate Cost of Funds 3.80% 1.61% 1.59% 3.70% 3.69% 1.48% 1.44% 3.58% 1.29% 1.25% 1.28% 1.20% 3.44% 1.10% 1.05% 1.19% 1.16% 1.11% 1.04% 0.95% 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 Cost of Interest Bearing Deposits Net Interest Income NIM (FTE) Cost of Total Deposits Cost of Total Deposits & Borrowings 19 ORIGIN BANCORP, INC. _______

ASSET SENSITIVE PROFILE Interest Rate Shock Profile (03/31/2020) 22.2% 16.2% 10.9% 9.8% 7.3% 5.3% 6.4% 3.8% —% (2.8)% (4.9)% -100 bps 0 bps 100 bps 200 bps 300 bps 400 bps % Change in NII % Change in EVE LHFI: Fixed \ Variable (by Index) at 03/31/2020 Other indices: 1% • Variable rate LHFI make up 56% of total LHFI, with over 30% based on 1 month LIBOR. Prime: 24% • Fixed/variable make-up consistent with prior quarter, but slightly more variable loans due to the increase in mortgage Fixed: 44% warehouse lines. • $265 million in LIBOR ARMs included as fixed rate loans due to initial reset being in 2021 or later. 1m LIBOR: 31% 20 ORIGIN BANCORP, INC. _______

NET REVENUE DISTRIBUTION DOLLARS IN THOUSANDS Net Interest Income \ Noninterest Income Noninterest Income $12,880 $57,502 $53,630 $54,145 $54,913 $54,954 $12,144 $11,604 $1,614 $12,880 $11,176 $10,818 $1,692 $11,604 $11,176 $12,144 $10,818 $1,661 $1,281 $1,351 $1,392 $676 $511 $172 $151 $3,203 $3,036 $2,428 $44,622 $3,687 $42,026 $42,969 $44,095 $42,810 $3,510 $3,252 $3,092 $3,359 $2,606 $2,769 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 Net Interest Income Noninterest Income $3,316 $3,435 $3,620 $3,488 $3,320 • Noninterest income regularly accounts for approximately 20% of total net revenue. • The mortgage banking revenue decrease was primarily driven 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 a decrease in the mortgage servicing fair value valuation due to declining interest rates as well as uncertainty in the economy Service Charges & Fees at quarter end. Mortgage Banking Revenue • Swap fee income generation continues to be a focus in 2020. Increase in 1Q2020 from 12Q2019 was driven by increased Insurance Commission & Fee Income volume of new transactions. Swap Fee Income • Insurance commissions revenue increased in 1Q2020 Other compared to 4Q2019. 21 ORIGIN BANCORP, INC. _______

NONINTEREST EXPENSE COMPOSITION DOLLARS IN THOUSANDS $37,095 $36,534 $36,097 $35,381 $35,064 • Improving trend in efficiency ratio, coupled with a decline in the ratio of NIE to average assets as a result of expense stabilization in 2020. $6,472 $6,786 $5,656 $6,444 $5,792 • Efficiency improvements during year partially offset by declining interest $1,849 margin. $1,481 $1,632 $1,441 $1,712 $1,810 $1,587 $1,801 $2,003 $1,763 • Other noninterest expense decreased in 1Q2020 compared to 4Q2019 $4,200 $4,044 $4,241 by $342 thousand. $4,274 $4,221 • 2020 focus on technology strategy to build efficient scale to support additional organic growth. $22,613 $22,764 Operating Leverage $21,523 $22,074 $21,988 100% 3.5% ) % ( ) 2.95% 2.95% % 3.0% S ( 2.75% T E O 80% I 2.69% 2.69% S T S A 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 A R 68.51% E Y 66.53% 2.5% 65.69% G C A N R Salaries and Employee Benefits E 65.97% E C I 60% V F 60.98% A / F 2.0% Occupancy and Equipment, net E E I N Data Processing 40% 1.5% Office and Operations 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 Other 22 ORIGIN BANCORP, INC. _______

DEPOSITS DOLLARS IN MILLIONS Average Deposits Loans & Deposits by State at 03/31/2020 Loans Deposits $4,325 $4,203 $3,899 $3,977 $3,842 $782 $803 $827 29% $821 $847 $162 $162 44% $168 $242 $319 14% $2,088 $2,283 $1,906 $1,818 $1,703 15% $1,150 $973 $1,018 $1,076 $1,098 57% 41% 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 Noninterest-bearing Interest-bearing (1) Brokered Time Deposits (1) Average brokered time deposits are included in the brokered category. 23 ORIGIN BANCORP, INC. _______

DEPOSIT REPRICING AND STRATEGY

DOLLARS IN MILLIONS

Deposit Cost Trends (QTD Annualized)



2.04%
1.11%
0.77%
2.13%
1.19%
0.92%
2.16%
1.16%
0.95%
2.08%
1.04%
0.82%
1.98%
0.95%
0.80%
1Q2019
2Q2019
3Q2019
4Q2019
1Q2020
Cost of Total Deposits
Interest Bearing Deposits
Time Deposits

Time Deposit Repricing Schedule

Maturity	Balance	WAR
2Q2020	$153	1.96%
3Q2020	151	2.02
4Q2020	142	1.88
1Q2021	121	1.69
2Q2021+	200	1.83
Total	$767	1.88%

- Target time deposit rates 1% or less for new deposit customers.

Non-Maturity Deposit Cost Migration

Successfully decreased rates on non-tiered, non-maturity deposits through March 2020 in response to recent Federal Reserve rate cuts, with the most significant cuts coming in March.

	06/30/2019		03/31/2020	
Account rate range	% of Total Deposits*	Bps Contribution of Tot Dep Cost	% of Total Deposits*	Bps Contribution of Tot Dep Cost
0 - 25 bps	41.10%	2 bps	45.30%	2 bps
25 - 50 bps	2.40	1 bps	3.70	2 bps
50-75 bps	1.10	1 bps	4.70	3 bps
75 - 100 bps	0.70	1 bps	1.40	1 bps
Greater than 100 bps	18.80	42 bps	11.10	18 bps
Total	64.10%	47 bps	66.20%	26 bps

* Total deposits excluding overnight brokered funds.

- Since Fed rate cuts began in 2019, over 20 bps of run-rate deposit cost has been eliminated from more than 65% of our deposits.
- Over $170 million of stable brokered deposits included at 03/31/2020 which repriced from 151 bps to 54 bps on April 7, 2020, contributing 4 bps reduction to total deposits going forward.

24
ORIGIN BANCORP, INC.

LIQUIDITY

Primary and Secondary Liquidity Sources

(dollars in thousands)	1Q2020	4Q2019
Cash and Equivalents	$560,179	$291,518
Unpledged Investment Securities	451,336	235,295
Unsecured Lines of Credit	190,000	180,000
Federal Reserve Discount Window Availability	896,373	855,066
FHLB Borrowing Availability	140,250	601,912
Total Primary and Secondary Liquidity	$2,238,138	$2,163,791

- Pledged more public deposits with FHLB Letters of Credit during 1Q2020, shifting away from pledging securities.
- Drew down additional short-term advances of $300 million from FHLB in 1Q2020.
- Purchased net $75 million in securities during 1Q2020.

- Warehouse loans largest loan category growth during 1Q2020, followed by C&I line utilization.
- Short-term brokered deposits usage at quarter end.
- Seasonal increase in public funds deposits.
- Opportunities to fund PPP loans with Paycheck Protection Program Liquidity Facility or discount window advances.

Significant 1Q2020 Liquidity Sources/Uses

(dollars in thousands)	Source/(Use)
Brokered Deposits Increase	$282,582
FHLB Advances Drawn	300,000
Public Fund Deposits Increase	30,197
Subordinated Debt Issuance	68,868
Investment Securities Increase	(87,711)
Loan HFI Increase	(337,989)
On-hand Liquidity Generated by Sources	$255,947

25
ORIGIN BANCORP, INC.

CAPITAL Tier 1 Capital to Risk-Weighted Assets Total Capital to Risk-Weighted Assets Bank Level Company Level Bank Level Company Level 12.3% 12.1% 13.1% 13.0% 13.0% 13.4% 11.9% 11.7% 11.9% 12.7% 12.8% 11.3% 11.6% 11.6% 12.5% 12.1% 12.5% 12.4% 10.7% 11.0% (1) 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 • Completion of $70 million Subordinated Notes Tier 1 Capital to Average Assets (Leverage Ratio) Offering Bank Level Company Level ◦ Origin Bank completed the $70 million offering of 4.25% fixed-to-floating rate subordinated notes due 2030 in February 2020, which qualify as Tier 2 10.9% 11.2% 11.1% 10.9% 10.9% capital 10.7% 10.5% 10.6% 10.4% 10.7% • 2020 Return to Shareholders ◦ Return of $2.9 million ($723,000 in stock buyback and $2.2 million in common dividends) YTD, but 1Q2019 2Q2019 3Q2019 4Q2019 1Q2020 have since suspended buyback activity based on current market conditions 26 ORIGIN BANCORP, INC. _______

OUR STRATEGIC FOCUS IS ON 4 PRIMARY AREAS. 27 ORIGIN BANCORP, INC. _______

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS Calculation of Tangible Common Equity: 1Q2020 4Q2019 3Q2019 2Q2019 1Q2019 Total Common Stockholders' Equity $606,631 $599,262 $588,363 $584,293 $568,122 Less: Goodwill and Other Intangible Assets, Net 31,241 31,540 31,842 32,144 32,497 Tangible Common Equity $575,390 $567,722 $556,521 $552,149 $535,625 Calculation of Book Value and Tangible Book Value per Common Share: Common Shares Outstanding at the End of the Period 23,475,948 23,480,945 23,481,781 23,774,238 23,745,985 Book Value per Common Share $25.84 $25.52 $25.06 $24.58 $23.92 Tangible Book Value per Common Share $24.51 $24.18 $23.70 $23.22 $22.56 Calculation of Pre-Tax Pre-Provision Earnings: Net Income $753 $12,827 $14,617 $12,283 $14,155 Provision for Credit Losses 18,531 2,377 4,201 1,985 1,005 Income Tax Expense (427) 3,175 3,620 2,782 3,089 Pre-Tax Pre-Provision Earnings $18,857 $18,379 $22,438 $17,050 $18,249 28 ORIGIN BANCORP, INC. _______